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                                                                  EXHIBIT 4.10.2

                        Form of Certificate for Shares of
          _9.2% Series B Junior Cumulative Convertible Preferred Stock
         ===============================================================

NUMBER                                                                   SHARES

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                                  CD RADIO INC.

                                                                 See reverse for
                                                             Certain Definitions

                             TOTAL AUTHORIZED ISSUE
                      4,300,000 SHARES PAR VALUE $.001 EACH
                         9.2% SERIES B JUNIOR CUMULATIVE
                           CONVERTIBLE PREFERRED STOCK

This is to Certify that_________________________________________ is the owner of
___________________________________________________________fully paid and non-assessable shares of the above Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

Witness, the seal of the Corporation and the signatures of its duly authorized officers.

Dated__________________________

     __________________________                     ____________________________
     Patrick L. Donnelly, Secretary                 David Margolese, Chairman &
                                                    Chief Executive Officer




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                                                                               2





     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM       --as tenants in common
TEN ENT       --as tenants by the entireties
JT TEN        --as joint tenants with right of
                survivorship and not as tenants
                in common

UNIF GIFT ACT- .  .  .  .  . Custodian  .  .  .  .  . . . .
               (Cust)                (Minor)

under Uniform Gifts to Minors
Act . . . . . . . . . . . . . . . . . . . . . .

          (State)

For value received __________ hereby sell, assign and transfer unto Please insert social security or other identifying number of assignee

_______________________________________________________________________________

_______________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________
Shares represented by the within Certificate and does hereby irrevocably constitute and appoint _____________________________________________________
Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated ___________________ 19___

In Presence of ________________________________

NOTICE: The Signature to this assignment must correspond with the name as written upon the face of the Certificate, in every particular without alteration or enlargement or any change whatever.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE




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                                                                               3


EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.



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